MOODY’S CORPORATION REPORTS RESULTS
FOR THIRD QUARTER 2026
NEW YORK, NY - October 21, 2026 - Moody's Corporation (NYSE: MCO) today announced results for the third quarter 2026 and reaffirmed guidance for full year 2026.

“Moody’s delivered another quarter of strong profitability and earnings growth, with disciplined execution and healthy cash generation amidst an increasingly complex operating environment. It’s in markets like these that our customers truly value our independent insights and connected intelligence.”

— Rob Fauber, President and Chief Executive Officer, Moody’s Corporation

Third Quarter 2026 Highlights
•MCO revenue of $2.0 billion increased 1% from the prior-year period and 3% on an organic constant currency1 basis.
•MCO’s operating margin was 44.8% and MCO’s Adjusted Operating Margin1 was 52.6%.
•Diluted EPS and Adjusted Diluted EPS1 increased 18% and 6%, respectively, from the prior-year period.
•Year-to-date, operating cash flow was $2,471 million, up 21%, and Free Cash Flow1 was $2,200 million, up 22%.
•Returned approximately $3.1 billion to shareholders year-to-date, including $2.6 billion of shares repurchased.
•Reaffirmed guidance2 for full-year 2026, including Diluted EPS range of $16.00 to $16.50 and Adjusted Diluted EPS1 range of $16.50 to $17.00.

Third Quarter 2026 Financial Results
The following table summarizes the key financial performance measures for the third quarter of 2026.

	Three Months Ended September 30,
Amounts in millions, except percentages and per share amounts	2026	2025	% Change
MCO Revenue	$2,023	$2,007	1%
MCO Operating Margin	44.8%	45.7%	(90) bps
MCO Adjusted Operating Margin[1]	52.6%	52.9%	(30) bps
MCO Diluted EPS	$4.24	$3.60	18%
MCO Adjusted Diluted EPS[1]	$4.14	$3.92	6%
MA Revenue	$936	$909	3%
MA Organic Constant Currency Revenue[1]	$938	$867	8%
MA ARR[3]	$3,688	$3,418	8%
MA Adjusted Operating Margin	35.3%	34.3%	100 bps
MIS Revenue	$1,087	$1,098	(1)%
MIS Transactional Revenue	$714	$753	(5)%
MIS Adjusted Operating Margin	64.4%	65.2%	(80) bps

[1] Refer to the tables at the end of this earnings release for reconciliations of the non-GAAP adjusted and organic constant currency measures to U.S. GAAP.
[2] Guidance as of October 21, 2026. Refer to page 5 for table of all items for which the Company provides guidance and page 7 for disclosure regarding the assumptions used by the Company with respect to its guidance.
[3] Refer to Table 10 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

THIRD QUARTER 2026 SEGMENT RESULTS
Moody’s Analytics (MA)
•Revenue increased 3% compared to the prior-year period, or 8% on an organic constant currency1 basis.
•Recurring revenue increased 6% year-over-year, or 9% on an organic constant currency1 basis, and represented 99% of total MA revenue.
•Transaction revenue declined 76% year-over-year, primarily reflecting the Learning Solutions divestiture and a continued shift toward recurring revenue.
•ARR3 increased 8% year-over-year to $3.7 billion, led by Decision Solutions, which increased 10% year-over-year.

The following table summarizes MA revenue, revenue growth and organic constant currency1 revenue growth by line of business, and recurring revenue for the third quarter of 2026.

	Three Months Ended September 30,		% Change
Amounts in millions, except percentages	2026	2025	Revenue	Organic Constant Currency[1]
Decision Solutions
Banking	$118	$140	(16)%	19%
Insurance	$186	$171	9%	10%
KYC	$122	$113	8%	8%
Total Decision Solutions	$426	$424	—%	12%
Research and Insights	$260	$252	3%	3%
Data and Information	$250	$233	7%	8%
Total MA Revenue	$936	$909	3%	8%

Total MA Recurring Revenue	$928	$875	6%	9%

The following table summarizes MA ARR3 and ARR growth by line of business as of September 30, 2026.

Amounts in millions, except percentages	September 30, 2026	September 30, 2025	Growth
Decision Solutions
Banking	$412	$382	8%
Insurance	$736	$671	10%
KYC	$489	$435	12%
Total Decision Solutions	$1,637	$1,488	10%
Research and Insights	$1,043	$988	6%
Data and Information	$1,008	$942	7%
Total MA ARR	$3,688	$3,418	8%

Moody’s Investors Service (MIS)
•MIS delivered $1.1 billion in revenue, down 1% year-over-year against a record prior-year comparison, primarily reflecting lower Leveraged Finance issuance.
•Investment Grade revenue growth of 18% year-over-year was supported by strong large corporate financing activity, particularly in the technology sector, including issuance associated with AI-related financing and hyperscaler investments.
•Public, Project and Infrastructure Finance revenue growth was driven by U.S. Public Finance, Sovereign and data center-related financing.
•Financial Institutions revenue growth reflected recurring revenue growth in banking, while continued momentum in private markets contributed to higher funds & asset management activity, partially offset by lower transactional revenue in banking and insurance.
•Structured Finance revenue growth was primarily supported by higher issuance in ABS, RMBS and Covered Bonds.

The following table summarizes MIS revenue and revenue growth by line of business and the split between recurring and transaction revenue for the third quarter of 2026.

	Three Months Ended September 30,
Amounts in millions, except percentages	2026	2025	% Change
Corporate Finance	$530	$576	(8)%
Structured Finance	$153	$146	5%
Financial Institutions	$213	$208	2%
Public, Project and Infrastructure Finance	$179	$161	11%
Total ratings revenue	$1,075	$1,091	(1)%
MIS Other	$12	$7	71%
Total MIS	$1,087	$1,098	(1)%

Total MIS Recurring Revenue	$373	$345	8%
Total MIS Transaction Revenue	$714	$753	(5)%

The following table summarizes changes in MIS revenue, transaction revenue and rated issuance volume for the third quarter of 2026.

	Three Months Ended September 30, 2026
% Change	Revenue[4]	Transaction Revenue	Rated Issuance Volume
Investment Grade		18%	16%
High Yield		(40)%	(21)%
Leveraged Loans		(27)%	(35)%
Corporate Finance	(8)%	(14)%	(16)%
Structured Finance	5%	2%	16%
Financial Institutions	2%	(1)%	8%
Public, Project and Infrastructure Finance	11%	14%	16%
Total MIS	(1)%	(5)%	(2)%

[4] Recurring revenue attributable to Investment Grade, High Yield and Leveraged Loans is aggregated within Corporate Finance.

THIRD QUARTER 2026 OPERATING EXPENSES AND MARGIN
•Operating expenses increased 2% versus the prior-year period, as investments to support growth and higher incentive compensation were partially offset by recent business divestitures and continued cost discipline.
•MCO operating margin was 44.8%; MCO adjusted operating margin1 was 52.6%.
•MA adjusted operating margin was 35.3%, up 100 bps from the prior-year period, reflecting strong revenue growth and continued investment in the business.
•MIS adjusted operating margin was 64.4%.
•Foreign currency translation had an immaterial impact on MCO operating and adjusted operating margins1.

CAPITAL RETURN
•Moody’s returned approximately $3.1 billion to shareholders year-to-date, consisting of approximately $2.6 billion in share repurchases and $543 million in dividends.
•On October 20, 2026, the Moody’s Board of Directors declared a regular quarterly dividend of $1.03 per share of MCO Common Stock. The dividend will be payable on December 11, 2026, to shareholders of record at the close of business on November 20, 2026.

OUTLOOK
Moody’s outlook for full year 2026, as of October 21, 2026, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions” on page 7 of this earnings release.

Full Year 2026 Moody's Corporation Guidance as of October 21, 2026
Moody's Corporation (MCO)	Last Publicly Disclosed Guidance	Current Guidance
Revenue	Increase in the high-single-digit percent range	NC
Operating Expenses	Increase in the mid-single-digit percent range	NC
Operating Margin	44% to 45%	NC
Adjusted Operating Margin (1)	52% to 53%	NC
Interest Expense, Net	$220 to $240 million	NC
Non-operating (Expense)/Income (2)	$70 to $90 million	NC
Effective Tax Rate	23% to 25%	NC
Diluted EPS	$16.00 to $16.50	NC
Adjusted Diluted EPS (1)	$16.50 to $17.00	NC
Operating Cash Flow	$3.15 to $3.35 billion	NC
Free Cash Flow (1)	$2.7 to $2.9 billion	NC
Share Repurchases	Up to $3.0 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)	NC
Moody's Analytics (MA)	Last Publicly Disclosed Guidance	Current Guidance
MA Revenue	Increase in the mid-single-digit percent range	NC
MA Organic Constant Currency Revenue (3)	Increase in the high-single-digit percent range	NC
ARR (4)	Increase in the high-single-digit percent range	NC
MA Adjusted Operating Margin	34% to 35%	NC
Moody's Investors Service (MIS)	Last Publicly Disclosed Guidance	Current Guidance
MIS Revenue	Increase in the high-single-digit percent range	NC
MIS Adjusted Operating Margin	Approximately 65%	NC
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of October 21, 2026.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Non-operating expense includes net interest expense. Also includes the pre-tax gain on the divestiture of the MA Regulatory Solutions business recorded during the nine months ended September 30, 2026.
(3) Refer to Table 9 within this earnings release for the definition of organic constant currency revenue. See below for reconciliation of this measure to its comparable U.S. GAAP measure.
(4) Refer to Table 10 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward-looking measures to their comparable U.S. GAAP measure. Refer to Table 7 and Table 11 for more details on the rationale for the excluded items below:

Projected for the Year Ended December 31, 2026
Operating margin guidance	44% to 45%
Depreciation and amortization	Approximately 6%
Restructuring	Approximately 1.5%
Reserve for international non-income tax obligation	Approximately 0.5%
Duplicate rent - NY HQ (5)	Negligible
Adjusted Operating Margin guidance	52% to 53%

Projected for the Year Ended December 31, 2026
Operating cash flow guidance	$3.15 to $3.35 billion
Less: Capital expenditures (6)	Approximately $450 million
Free Cash Flow guidance	$2.7 to $2.9 billion

Projected for the Year Ended December 31, 2026
Diluted EPS guidance	$16.00 to $16.50
Acquisition-related intangible amortization	Approximately $0.91
Restructuring	Approximately $0.45
Reserve for international non-income tax obligation	Approximately $0.25
Duplicate rent - NY HQ (5)	Approximately $0.07
Gain on business divestitures	Approximately ($1.18)
Adjusted Diluted EPS guidance	$16.50 to $17.00

Projected for the Year Ended December 31, 2026
MA Revenue	Increase in the mid-single-digit percent range
Inorganic revenue from acquisitions and divestitures (7)	Approximately 4%
FX impact	Approximately (0.5)%
MA Organic Constant Currency Revenue	Increase in the high-single-digit percent range

The following reconciles the drivers of projected MCO Operating Expense growth:

Current Guidance
FY 2026 Operating Expenses	Increase in the mid-single-digit percent range
Operating Growth	2.5 to 3.5%
Incentive and Stock-Based Compensation	Approximately 1%
Depreciation and Amortization	Approximately 1%
Reserve for international non-income tax obligation and duplicate rent	Approximately 1%
Restructuring Charges	Approximately 0.5%
Acquired and Divested Companies	Approximately (1.5)%

(5) Reflects duplicate rent expense related to the transition to Moody’s new global headquarters. Relocations of Moody’s global headquarters have been infrequent, and accordingly, this duplicate rent does not reflect the Company’s ongoing operating cost structure.
(6) Approximately $75-to-$100 million in incremental capital expenditures is associated with office relocations in New York and London.
(7) Primarily relates to the impact from the divestitures of MA’s Learning and Regulatory Solutions businesses.

ASSUMPTIONS
Moody’s outlook for full year 2026, as of October 21, 2026, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including tariff and trade policies, the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. Except to the extent specifically stated otherwise, this outlook does not take into account any acquisitions or dispositions that have not closed prior to the date of this release. This outlook also reflects uncertainties about global GDP growth and could be affected by the impact of changes in international economic conditions, geopolitical events, and international trade and economic policies. Actual full year 2026 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Full Year 2026 Moody's Corporation Guidance as of October 21, 2026
Forecasted Item	Last Publicly Disclosed Assumption	Current Assumption
U.S. GDP (1) growth	1.5% - 2.5% (2)	NC
Euro area GDP (1) growth	0.5% - 1.5%	NC
Global GDP (1) growth	2.0% - 3.0% (2)	NC
Global policy rates	Central banks will maintain a tightening bias, with one U.S. Fed rate increase and a further ECB hike likely in 2026	Central banks will maintain a tightening bias, with the U.S. Fed and the ECB each likely to raise rates once more by the end of 2026
U.S. high yield spreads	To widen to around 330 bps in the coming 2 quarters, below the historical average of around 500 bps	To widen to around 300 bps in the coming quarter, below the historical average of around 500 bps
U.S. inflation rate	2.5% - 3.5% (3)	NC
Euro area inflation rate	2.0% - 3.0% (3)	NC
U.S. unemployment rate	4.0% to 5.0% during 2026	NC
Global speculative grade default rate	To finish at around 3% by year-end	To finish at around 3.8% by year-end
Global MIS rated issuance	Increase in the mid-single-digit percent range	NC
GBP/USD exchange rate	$1.33 for the remainder of the year	NC
EUR/USD exchange rate	$1.14 for the remainder of the year	NC
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current assumptions are as of October 21, 2026.
(1) GDP growth represents real GDP.
(2) Downside risk from the conflict in the Middle East to undermine the ongoing economic expansion.
(3) Upside risk from sustained high energy prices.

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 16,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to: the uncertain effects of U.S. and foreign government actions affecting international trade and economic policy, including changes and volatility in tariffs and trade policies and retaliatory actions, on credit markets, customers and customer retention, and demand for our products and services; the impact of general economic conditions (including significant government debt and deficit levels, and inflation or recessions and related monetary policy actions by governments in response thereto) on worldwide credit markets and on economic activity, including on the level of merger and acquisition activity, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effects of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the impact of geopolitical events and actions, such as the Russia-Ukraine military conflict, military conflicts in the Middle East, and tensions between India and Pakistan, and of tensions and disputes in political and global relations, on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide and on Moody’s own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to CRAs in a manner adverse to CRAs; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions, corporate or government entities. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2025, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions, except per share amounts	2026	2025	2026	2025

Revenue	$2,023	$2,007	$6,287	$5,829

Expenses:
Operating	524	492	1,573	1,472
Selling, general and administrative	442	453	1,382	1,335
Depreciation and amortization	124	123	372	356
Restructuring	27	21	86	81
Charges related to asset abandonment	—	1	—	4
Total expenses	1,117	1,090	3,413	3,248

Operating income	906	917	2,874	2,581
Non-operating income (expense), net
Interest expense, net	(54)	(58)	(178)	(180)
Other non-operating income, net	1	8	17	42
Gain on business divestitures	115	—	296	—
Total non-operating income (expense), net	62	(50)	135	(138)
Income before provision for income taxes	968	867	3,009	2,443
Provision for income taxes(1)	232	220	733	592
Net income	736	647	2,276	1,851
Less: Net income attributable to noncontrolling interests	2	1	3	2
Net income attributable to Moody's	$734	$646	$2,273	$1,849

Earnings per share attributable to Moody's common shareholders
Basic	$4.25	$3.61	$13.02	$10.30
Diluted	$4.24	$3.60	$12.98	$10.26

Weighted average number of shares outstanding
Basic	172.8	178.9	174.6	179.5
Diluted	173.3	179.6	175.1	180.2

(1) The Effective Tax Rate (ETR) was 24.0%, lower than 25.4% reported in the prior-year period, reflecting tax benefits recognized pursuant to the lapse of a statute of limitations related to tax exposures assumed in a prior-year M&A transaction, coupled with non-U.S.-related tax benefits.

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,513	$2,384
Short-term investments	108	64
Accounts receivable, net of allowance for credit losses of $29 in 2026 and $29 in 2025	1,830	2,024
Other current assets	773	714
Total current assets	4,224	5,186
Property and equipment, net of accumulated depreciation of $1,650 in 2026 and $1,572 in 2025	782	722
Operating lease right-of-use assets	507	282
Goodwill	6,304	6,368
Intangible assets, net	1,694	1,866
Deferred tax assets, net	236	305
Other assets	1,083	1,101
Total assets	$14,830	$15,830
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,219	$1,304
Current portion of operating lease liabilities	93	95
Current portion of long-term debt	568	—
Deferred revenue	1,402	1,582
Total current liabilities	3,282	2,981
Non-current portion of deferred revenue	53	56
Long-term debt	6,343	6,994
Deferred tax liabilities, net	340	315
Uncertain tax positions	167	158
Operating lease liabilities	488	262
Other liabilities	745	859
Total liabilities	11,418	11,625

Total Moody's shareholders' equity	3,268	4,054
Noncontrolling interests	144	151
Total shareholders' equity	3,412	4,205
Total liabilities, noncontrolling interests and shareholders' equity	$14,830	$15,830

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
Amounts in millions	2026	2025
Cash flows from operating activities
Net income	$2,276	$1,851
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	372	356
Stock-based compensation	175	174
Deferred income taxes	50	40
Non-cash restructuring and abandonment-related charges	3	8
Provision for credit losses on accounts receivable	9	11
Gain on business divestitures	(296)	—
Net changes in other operating assets and liabilities	(118)	(397)
Net cash provided by operating activities	2,471	2,043

Cash flows from investing activities
Capital additions	(271)	(245)
Purchases of investments	(165)	(158)
Sales and maturities of investments	133	656
Purchases of investments in non-consolidated affiliates	(4)	(14)
Receipts from settlements of net investment hedges	—	32
Cash paid for acquisitions, net of cash acquired	(23)	(227)
Cash received upon business divestitures, net of cash transferred to purchaser	200	—
Net cash (used in) provided by investing activities	(130)	44

Cash flows from financing activities
Repayment of notes	—	(700)
Proceeds from stock-based compensation plans	34	44
Repurchase of shares related to stock-based compensation and excise tax payments on share repurchases	(125)	(92)
Treasury shares	(2,553)	(1,170)
Dividends	(543)	(534)
Dividends to noncontrolling interests	(3)	(2)
Net cash used in financing activities	(3,190)	(2,454)
Effect of exchange rate changes on cash and cash equivalents	(22)	140
Decrease in cash and cash equivalents	(871)	(227)
Cash and cash equivalents, beginning of period	2,384	2,408
Cash and cash equivalents, end of period	$1,513	$2,181

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2026	2025	2026	2025
Interest:
Income	$9	$14	$30	$51
Expense on borrowings(1)	(55)	(59)	(165)	(193)
Expense on UTPs and other tax related liabilities(2)	(1)	(6)	(22)	(17)
Net periodic pension costs - interest component	(7)	(7)	(21)	(21)
Interest expense, net	$(54)	$(58)	$(178)	$(180)
Other non-operating income, net:
FX losses	$(2)	$(7)	$(17)	$(10)
Net periodic pension income - non-service and non-interest cost components	10	9	29	27
Income from investments in non-consolidated affiliates	4	4	18	18
Gain on investments	—	3	7	8
Other	(11)	(1)	(20)	(1)
Other non-operating income, net	$1	$8	$17	$42
Gain on business divestitures	115	—	296	—
Total non-operating income (expense), net	$62	$(50)	$135	$(138)

(1) Expense on borrowings includes interest on long-term debt and realized gains/losses related to interest rate swaps and cross currency swaps.
(2) Interest expense on UTPs and other tax related liabilities in 2026 includes interest accrued relating to a reserve pursuant to an international non-income tax obligation.

Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended September 30,
	2026				2025
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$936	$1,087	$—	$2,023	$909	$1,098	$—	$2,007
Intersegment revenue	3	51	(54)	—	3	50	(53)	—
Total revenue	939	1,138	(54)	2,023	912	1,148	(53)	2,007
Compensation expense	352	299	—	651	353	284	—	637
Non-compensation expense	205	103	—	308	196	112	—	308
Intersegment expense	51	3	(54)	—	50	3	(53)	—
Total	608	405	(54)	959	599	399	(53)	945
Adjusted Operating Income	$331	$733	$—	$1,064	$313	$749	$—	$1,062
Adjusted Operating Margin	35.3%	64.4%		52.6%	34.3%	65.2%		52.9%
Depreciation and amortization	102	22	—	124	101	22	—	123
Restructuring	22	5	—	27	15	6	—	21
Duplicate rent	3	4	—	7	—	—	—	—
Charges related to asset abandonment	—	—	—	—	1	—	—	1
Operating income				$906				$917
Operating margin				44.8%				45.7%
Non-operating income (expense), net				62				(50)
Income before provision for income taxes				$968				$867

	Nine Months Ended September 30,
	2026				2025
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$2,787	$3,500	$—	$6,287	$2,656	$3,173	$—	$5,829
Intersegment revenue	9	154	(163)	—	9	149	(158)	—
Total revenue	2,796	3,654	(163)	6,287	2,665	3,322	(158)	5,829
Compensation expense	1,083	912	—	1,995	1,070	844	—	1,914
Non-compensation expense	614	301	—	915	588	305	—	893
Intersegment expense	154	9	(163)	—	149	9	(158)	—
Total	1,851	1,222	(163)	2,910	1,807	1,158	(158)	2,807
Adjusted Operating Income	$945	$2,432	$—	$3,377	$858	$2,164	$—	$3,022
Adjusted Operating Margin	33.8%	66.6%		53.7%	32.2%	65.1%		51.8%
Depreciation and amortization	304	68	—	372	292	64	—	356
Restructuring	69	17	—	86	59	22	—	81
Reserve for international non-income tax obligation	36	—	—	36	—	—	—	—
Duplicate rent	4	5	—	9	—	—	—	—
Charges related to asset abandonment	—	—	—	—	4	—	—	4
Operating income				$2,874				$2,581
Operating margin				45.7%				44.3%
Non-operating income (expense), net				135				(138)
Income before provision for income taxes				$3,009				$2,443

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents revenue from one-time sales, including those from perpetual software license fees, software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents financial instrument pricing services.

	Three Months Ended September 30,
	2026			2025
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions
Banking	$3	$115	$118	$25	$115	$140
	3%	97%	100%	18%	82%	100%
Insurance	$2	$184	$186	$3	$168	$171
	1%	99%	100%	2%	98%	100%
KYC	$—	$122	$122	$1	$112	$113
	—%	100%	100%	1%	99%	100%
Total Decision Solutions	$5	$421	$426	$29	$395	$424
	1%	99%	100%	7%	93%	100%
Research & Insights	$2	$258	$260	$3	$249	$252
	1%	99%	100%	1%	99%	100%
Data & Information	$1	$249	$250	$2	$231	$233
	—%	100%	100%	1%	99%	100%
Total MA	$8	$928	$936	$34	$875	$909
	1%	99%	100%	4%	96%	100%

Corporate Finance	$374	$156	$530	$433	$143	$576
	71%	29%	100%	75%	25%	100%
Structured Finance	$88	$65	$153	$86	$60	$146
	58%	42%	100%	59%	41%	100%
Financial Institutions	$122	$91	$213	$123	$85	$208
	57%	43%	100%	59%	41%	100%
Public, Project and Infrastructure Finance	$126	$53	$179	$111	$50	$161
	70%	30%	100%	69%	31%	100%
MIS Other	$4	$8	$12	$—	$7	$7
	33%	67%	100%	—%	100%	100%
Total MIS	$714	$373	$1,087	$753	$345	$1,098
	66%	34%	100%	69%	31%	100%

Total Moody's Corporation	$722	$1,301	$2,023	$787	$1,220	$2,007
	36%	64%	100%	39%	61%	100%

Table 6 - Transaction and Recurring Revenue (Unaudited) Continued

	Nine Months Ended September 30,
	2026			2025
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions
Banking	$12	$358	$370	$76	$343	$419
	3%	97%	100%	18%	82%	100%
Insurance	$9	$541	$550	$15	$487	$502
	2%	98%	100%	3%	97%	100%
KYC	$1	$360	$361	$1	$320	$321
	—%	100%	100%	—%	100%	100%
Total Decision Solutions	$22	$1,259	$1,281	$92	$1,150	$1,242
	2%	98%	100%	7%	93%	100%
Research & Insights	$7	$764	$771	$9	$728	$737
	1%	99%	100%	1%	99%	100%
Data & Information	$6	$729	$735	$6	$671	$677
	1%	99%	100%	1%	99%	100%
Total MA	$35	$2,752	$2,787	$107	$2,549	$2,656
	1%	99%	100%	4%	96%	100%

Corporate Finance	$1,352	$462	$1,814	$1,225	$427	$1,652
	75%	25%	100%	74%	26%	100%
Structured Finance	$250	$191	$441	$238	$181	$419
	57%	43%	100%	57%	43%	100%
Financial Institutions	$362	$267	$629	$340	$250	$590
	58%	42%	100%	58%	42%	100%
Public, Project and Infrastructure Finance	$422	$157	$579	$340	$146	$486
	73%	27%	100%	70%	30%	100%
MIS Other	$9	$28	$37	$5	$21	$26
	24%	76%	100%	19%	81%	100%
Total MIS	$2,395	$1,105	$3,500	$2,148	$1,025	$3,173
	68%	32%	100%	68%	32%	100%

Total Moody's Corporation	$2,430	$3,857	$6,287	$2,255	$3,574	$5,829
	39%	61%	100%	39%	61%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments; iii) a reserve for an international non-income tax obligation; iv) duplicate rent expense incurred during the build-out and transition to the Company's new New York City headquarters; and v) charges related to asset abandonment. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these charges may vary widely across periods and companies. The reserve for an international non-income tax obligation is excluded because the Company believes it is not indicative of its ongoing operating cost structure. Duplicate rent expense incurred during the build-out and transition to the Company's new New York City headquarters is excluded because it relates to an infrequent corporate headquarters relocation and is not indicative of the Company's ongoing operating cost structure.

Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2026	2025	2026	2025
Operating income	$906	$917	$2,874	$2,581
Depreciation and amortization	124	123	372	356
Restructuring	27	21	86	81
Reserve for international non-income tax obligation	—	—	36	—
Duplicate rent	7	—	9	—
Charges related to asset abandonment	—	1	—	4
Adjusted Operating Income	$1,064	$1,062	$3,377	$3,022
Operating margin	44.8%	45.7%	45.7%	44.3%
Adjusted Operating Margin	52.6%	52.9%	53.7%	51.8%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Nine Months Ended September 30,
Amounts in millions	2026	2025
Net cash provided by operating activities	$2,471	$2,043
Capital additions	(271)	(245)
Free Cash Flow	$2,200	$1,798
Net cash (used in) provided by investing activities	$(130)	$44
Net cash used in financing activities	$(3,190)	$(2,454)

The increase in both operating cash flow and Free Cash Flow[1] was primarily driven by higher operating income in both segments.

Table 9 - Organic Constant Currency Revenue Growth (Unaudited)
The Company presents organic constant currency revenue growth as its non-GAAP measure of revenue growth. Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth excluding both the inorganic revenue impacts from certain acquisition and divestiture activity completed within the last 12 months and the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its organic constant currency revenue growth (decline) measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2026	2025	Change	Growth	2026	2025	Change	Growth
MCO revenue	$2,023	$2,007	$16	1%	$6,287	$5,829	$458	8%
FX impact	5	—	5		(51)	—	(51)
Inorganic revenue from acquisitions	(6)	—	(6)		(17)	—	(17)
Divestitures	—	(42)	42		—	(92)	92
Organic constant currency MCO revenue	$2,022	$1,965	$57	3%	$6,219	$5,737	$482	8%

MA revenue	$936	$909	$27	3%	$2,787	$2,656	$131	5%
FX impact	2	—	2		(28)	—	(28)
Inorganic revenue from acquisitions	—	—	—		(2)	—	(2)
Divestitures	—	(42)	42		—	(92)	92
Organic constant currency MA revenue	$938	$867	$71	8%	$2,757	$2,564	$193	8%

Decision Solutions revenue	$426	$424	$2	—%	$1,281	$1,242	$39	3%
FX impact	1	—	1		(11)	—	(11)
Inorganic revenue from acquisitions	—	—	—		(2)	—	(2)
Divestitures	—	(42)	42		—	(92)	92
Organic constant currency Decision Solutions revenue	$427	$382	$45	12%	$1,268	$1,150	$118	10%

Banking revenue	$118	$140	$(22)	(16)%	$370	$419	$(49)	(12)%
FX impact	—	—	—		(2)	—	(2)
Divestitures	—	(41)	41		—	(91)	91
Organic constant currency Banking revenue	$118	$99	$19	19%	$368	$328	$40	12%

Insurance revenue	$186	$171	$15	9%	$550	$502	$48	10%
FX impact	1	—	1		(1)	—	(1)
Inorganic revenue from acquisitions	—	—	—		(2)	—	(2)
Divestitures	—	(1)	1		—	(1)	1
Organic constant currency Insurance revenue	$187	$170	$17	10%	$547	$501	$46	9%

KYC revenue	$122	$113	$9	8%	$361	$321	$40	12%
FX impact	—	—	—		(8)	—	(8)
Constant currency KYC revenue	$122	$113	$9	8%	$353	$321	$32	10%

Research and Insights revenue	$260	$252	$8	3%	$771	$737	$34	5%
FX impact	—	—	—		(5)	—	(5)
Constant currency Research and Insights revenue	$260	$252	$8	3%	$766	$737	$29	4%

Data and Information revenue	$250	$233	$17	7%	$735	$677	$58	9%
FX impact	1	—	1		(12)	—	(12)
Constant currency Data and Information revenue	$251	$233	$18	8%	$723	$677	$46	7%

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2026	2025	Change	Growth	2026	2025	Change	Growth
MA recurring revenue	$928	$875	$53	6%	$2,752	$2,549	$203	8%
FX impact	2	—	2		(28)	—	(28)
Inorganic recurring revenue from acquisitions	—	—	—		(2)	—	(2)
Divestitures	—	(22)	22		—	(40)	40
Organic constant currency MA recurring revenue	$930	$853	$77	9%	$2,722	$2,509	$213	8%

Decision Solutions recurring revenue	$421	$395	$26	7%	$1,259	$1,150	$109	9%
FX impact	1	—	1		(11)	—	(11)
Inorganic recurring revenue from acquisitions	—	—	—		(2)	—	(2)
Divestitures	—	(22)	22		—	(40)	40
Organic constant currency Decision Solutions recurring revenue	$422	$373	$49	13%	$1,246	$1,110	$136	12%

Banking recurring revenue	$115	$115	$—	—%	$358	$343	$15	4%
FX impact	—	—	—		(2)	—	(2)
Divestitures	—	(21)	21		—	(39)	39
Organic constant currency Banking recurring revenue	$115	$94	$21	22%	$356	$304	$52	17%

Insurance recurring revenue	$184	$168	$16	10%	$541	$487	$54	11%
FX impact	1	—	1		(1)	—	(1)
Inorganic recurring revenue from acquisitions	—	—	—		(2)	—	(2)
Divestitures	—	(1)	1		—	(1)	1
Organic constant currency Insurance recurring revenue	$185	$167	$18	11%	$538	$486	$52	11%

KYC recurring revenue	$122	$112	$10	9%	$360	$320	$40	13%
FX impact	—	—	—		(8)	—	(8)
Constant currency KYC recurring revenue	$122	$112	$10	9%	$352	$320	$32	10%

Research & Insights recurring revenue	$258	$249	$9	4%	$764	$728	$36	5%
FX impact	—	—	—		(5)	—	(5)
Constant currency Research & Insights recurring revenue	$258	$249	$9	4%	$759	$728	$31	4%

Data & Information recurring revenue	$249	$231	$18	8%	$729	$671	$58	9%
FX impact	1	—	1		(12)	—	(12)
Constant currency Data & Information recurring revenue	$250	$231	$19	8%	$717	$671	$46	7%

MIS revenue	$1,087	$1,098	$(11)	(1)%	$3,500	$3,173	$327	10%
FX impact	3	—	3		(23)	—	(23)
Inorganic revenue from acquisitions	(6)	—	(6)		(15)	—	(15)
Organic constant currency MIS revenue	$1,084	$1,098	$(14)	(1)%	$3,462	$3,173	$289	9%

Corporate Finance revenue	$530	$576	$(46)	(8)%	$1,814	$1,652	$162	10%
FX impact	2	—	2		(11)	—	(11)
Inorganic revenue from acquisitions	—	—	—		(1)	—	(1)
Organic constant currency Corporate Finance revenue	$532	$576	$(44)	(8)%	$1,802	$1,652	$150	9%

Structured Finance revenue	$153	$146	$7	5%	$441	$419	$22	5%
FX impact	—	—	—		(4)	—	(4)
Inorganic revenue from acquisitions	(3)	—	(3)		(4)	—	(4)
Organic constant currency Structured Finance revenue	$150	$146	$4	3%	$433	$419	$14	3%

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2026	2025	Change	Growth	2026	2025	Change	Growth
Financial Institutions revenue	$213	$208	$5	2%	$629	$590	$39	7%
FX impact	—	—	—		(5)	—	(5)
Inorganic revenue from acquisitions	—	—	—		(1)	—	(1)
Organic constant currency Financial Institutions revenue	$213	$208	$5	2%	$623	$590	$33	6%

PPIF revenue	$179	$161	$18	11%	$579	$486	$93	19%
FX impact	—	—	—		(5)	—	(5)
Constant currency PPIF revenue	$179	$161	$18	11%	$574	$486	$88	18%

Table 10 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents ARR on an organic constant currency basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including one-time training, services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, to provide better perspective in assessing growth, the Company excludes from ARR contracts associated with acquisitions and divestitures completed within the last 12 months.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with GAAP.

Amounts in millions	September 30, 2026	September 30, 2025	Change	Growth
MA ARR
Banking	$412	$382	$30	8%
Insurance	736	671	65	10%
KYC	489	435	54	12%
Total Decision Solutions	$1,637	$1,488	$149	10%
Research and Insights	1,043	988	55	6%
Data and Information	1,008	942	66	7%
Total MA ARR	$3,688	$3,418	$270	8%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; iii) a reserve for an international non-income tax obligation and related interest and penalties; iv) charges related to asset abandonment; v) duplicate rent expense incurred during the build-out and transition to the Company's new New York City headquarters; and vi) gain on business divestitures. The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these items may vary widely across periods and companies. The reserve for an international non-income tax obligation and related interest and penalties are excluded because the Company believes they are not indicative of its ongoing operating cost structure. Duplicate rent expense incurred during the build-out and transition to the Company's new New York City headquarters is excluded because it relates to an infrequent corporate headquarters relocation and is not indicative of the Company's ongoing operating cost structure. Gain on business divestitures are excluded due to their infrequent nature and because they do not reflect the Company's ongoing operations. The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2026		2025		2026		2025
Net Income attributable to Moody's common shareholders		$734		$646		$2,273		$1,849
Pre-tax acquisition-related intangible amortization	$51		$55		$157		$163
Tax on acquisition-related intangible amortization	(12)		(14)		(38)		(40)
Net acquisition-related intangible amortization		39		41		119		123
Pre-tax restructuring	$27		$21		$86		$81
Tax on restructuring	(7)		(5)		(22)		(20)
Net restructuring		20		16		64		61
Pre-tax reserve for international non-income tax obligation and related interest and penalties	$—		$—		$52		$—
Tax on reserve for international non-income tax obligation and related interest and penalties	—		—		(8)		—
Net reserve for international non-income tax obligation and related interest and penalties		—		—		44		—
Pre-tax charges related to asset abandonment	$—		$1		$—		$4
Tax on charges related to asset abandonment	—		—		—		(1)
Net charges related to asset abandonment		—		1		—		3
Pre-tax duplicate rent	$7		—		$9		—
Tax on duplicate rent	(2)		—		(2)		—
Net charges related to duplicate rent		5		—		7		—
Pre-tax gain on divestiture of MA Regulatory Solutions	$(115)		—		$(294)		—
Pre-tax gain on divestiture of MA Learning Solutions	$—		$—		$(2)		$—
Tax on gain on business divestitures	34		—		89		—
Net gain on business divestitures		(81)		—		(207)		—
Adjusted Net Income		$717		$704		$2,300		$2,036

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Diluted earnings per share attributable to Moody's common shareholders		$4.24		$3.60		$12.98		$10.26
Pre-tax acquisition-related intangible amortization	$0.29		$0.31		$0.90		$0.90
Tax on acquisition-related intangible amortization	(0.07)		(0.09)		(0.22)		(0.22)
Net acquisition-related intangible amortization		0.22		0.22		0.68		0.68
Pre-tax restructuring	$0.16		$0.12		$0.49		$0.45
Tax on restructuring	(0.04)		(0.03)		(0.12)		(0.11)
Net restructuring		0.12		0.09		0.37		0.34
Pre-tax reserve for international non-income tax obligation and related interest and penalties	$—		$—		$0.30		$—
Tax on reserve for international non-income tax obligation and related interest and penalties	—		—		(0.05)		—
Net reserve for international non-income tax obligation and related interest and penalties		—		—		0.25		—
Pre-tax charges related to asset abandonment	$—		$0.01		$—		$0.02
Tax on charges related to asset abandonment	—		—		—		—
Net charges related to asset abandonment		—		0.01		—		0.02
Pre-tax charges related to duplicate rent	$0.04		$—		$0.05		$—
Tax on charges related to duplicate rent	(0.01)		—		(0.01)		—
Net charges related to duplicate rent		0.03		—		0.04		—
Pre-tax gain on divestiture of MA Regulatory Solutions	$(0.66)		$—		$(1.68)		$—
Pre-tax gain on divestiture of MA Learning Solutions	—		—		(0.01)		—
Tax on gain on business divestitures	0.19		—		0.51		—
Net gain on business divestitures		(0.47)		—		(1.18)		—
Adjusted Diluted EPS		$4.14		$3.92		$13.14		$11.30

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

TELECONFERENCE DETAILS

Date and Time	October 21, 2026, at 9:00 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-833-461-5787
	Other callers	‘+1-626-884-3620
	Passcode	‘706 179 185
Webcast Replay	A replay of the webcast will be available immediately after the call on October 21, 2026.